Exhibit 99.2

NEWS

For Release       Immediate

Contacts          (News Media) Tony Zehnder, Corporate Communications
                  312.396.7086
                  (Investors) Daniel Murphy, Investor Relations
                  317.817.2893


                      Conseco Reports First Quarter Results

Carmel, Ind., May 8, 2007 - Conseco, Inc. (NYSE: CNO) today reported results for the first quarter of 2007.

"Although results for the quarter are below expectations, Conseco is making tangible progress across the organization," CEO Jim Prieur said regarding the first quarter results. "Sales growth was very strong in both our Bankers Life and Colonial Penn businesses, and the sales mix at Conseco Insurance Group has improved. We experienced reduced losses in our other business in run-off segment, where we are beginning to see the anticipated improvements in claims management as well as the positive impact from the re-rate program. As we have reported previously, improvement in the performance of that block is expected to occur over several quarters."

"We continue to take significant steps to improve Conseco's financial return," Prieur said. "As described in our separate release today, we reached a definitive agreement to sell, through a 100% coinsurance agreement, a block of fixed and equity-indexed annuities that were not generating an acceptable return on equity (ROE). Our Board has also approved an increase in the stock buyback program, from $150 million to $350 million and we will continue to move on opportunities to improve ROE going forward."

First quarter 2007 results:
     o Net operating income (1): $14.6 million, compared to $55.8 million in 1Q06
     o Net operating income per diluted share: 10 cents, compared to 36 cents in 1Q06
     o Net income applicable to common stock: $.9 million, compared to $55.1 million in 1Q06 (including $13.7 million of net realized investment losses in 1Q07 vs. $.7 million of net realized investment losses in
          1Q06)
     o Net income per diluted share: 1 cent, compared to 35 cents in 1Q06 (including 9 cents of net realized investment losses in 1Q07 vs. 1 cent of net realized investment losses in 1Q06)
     o Earnings before net realized investment losses, corporate interest and taxes ("EBIT") (2): $53.3 million, compared to $114.6 million in 1Q06
     o Sales (3): $134.2 million, up 10% from 1Q06 (includes sales from Medicare Advantage Plans through our partnership with Coventry Health Care (Coventry))

Financial strength at March 31, 2007:
     o Book value per common share, excluding accumulated other comprehensive income (loss) (4), was $27.17, compared to $27.06 at December 31, 2006
     o Book value per diluted share, excluding accumulated other comprehensive income (loss) (4), was $25.24, compared to $25.64 at December 31, 2006
     o Debt-to-total capital ratio, excluding accumulated other comprehensive income (loss) (4), was 17.3% at both March 31, 2007 and December 31, 2006





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
                                                                    Conseco (2)
                                                                   May 8, 2007

Operating results
Our segments reflect the addition of Colonial Penn as a separate segment. All prior period segment disclosures have been restated to conform to our new presentation.

Results by segment for the quarter were as follows ($ in millions, except per share data):

                                                                                              Three Months Ended
                                                                                                   March 31,
                                                                                          --------------------------
                                                                                          2007                  2006
                                                                                          ----                  ----
EBIT (2):
  Bankers Life....................................................................       $ 42.8                $ 57.2
  Conseco Insurance Group.........................................................         51.5                  41.9
  Colonial Penn...................................................................          4.6                   5.1
  Other Business in Run-off.......................................................        (30.9)                 24.0
  Corporate Operations, excluding corporate interest expense......................        (14.7)                (13.6)
                                                                                         ------                ------

     EBIT.........................................................................         53.3                 114.6

Corporate interest expense........................................................        (16.1)                (12.4)
                                                                                         ------                ------

       Income before net realized investment losses and taxes.....................         37.2                 102.2

Tax expense.......................................................................         13.1                  36.9
                                                                                         ------                ------

     Net income before net realized investment losses.............................         24.1                  65.3
Preferred stock dividends:
   5.50% Class B mandatorily convertible preferred stock..........................          9.5                   9.5
                                                                                         ------                ------

     Net operating income.........................................................         14.6                  55.8

Net realized investment losses, net of related amortization and taxes.............        (13.7)                  (.7)
                                                                                         ------                ------

     Net income applicable to common stock........................................       $   .9                $ 55.1
                                                                                         ======                ======

Per diluted share:
     Net operating income.........................................................       $  .10                $  .36

     Net realized investment losses, net of related amortization and taxes........         (.09)                 (.01)
                                                                                         ------                ------

     Net income applicable to common stock........................................       $  .01                $  .35
                                                                                         ======                ======

In our Bankers Life segment, pre-tax operating earnings were $42.8 million in the first quarter of 2007, compared to $57.2 million in the first quarter of 2006. The decline in earnings is due to: (a) higher amortization of Medicare supplement insurance intangibles of $15.5 million resulting from increased lapses, principally attributable to customers switching to Medicare Advantage Plans, (including a small number of exchanges into the Medicare Advantage (MA) products we distribute through our partnership with Coventry); partially offset by $5.6 million improvement in margins on Medicare supplement due to higher revenue and improved loss ratios and (b) higher amortization of long-term care insurance intangibles of $4.1 million due to changes in assumptions for future rate increases. Results in the current period also reflect the seasonality impact of prescription drug program (PDP) and Medicare Advantage policy benefit patterns that produced breakeven results for the quarter but are expected to produce lower benefits and higher margins in subsequent quarters.

In our Conseco Insurance Group segment, pre-tax operating earnings were $51.5 million in the first quarter of 2007, compared to $41.9 million in the first quarter of 2006. Results for the current period reflect: (a) a decline in life insurance margin of approximately $10.0 million due to higher mortality; (b) an increase of $6.5 million to the reserve for the R-factor litigation matter tentatively settled in 2006; and (c) a release of reserves for return of premium benefits on certain specified disease policies of $19.3 million resulting from the inaccurate coding discovered in the process of remediating data control weaknesses reported last quarter. Results for the first quarter of 2006 include charges of $8.8 million related to the R-factor litigation.

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
                                                                     Conseco (3)
                                                                     May 8, 2007

Our Colonial Penn segment achieved pre-tax operating earnings of $4.6 million in the first quarter of 2007, compared to $5.1 million in the first quarter of 2006.

In our Other Business in Run-off segment, we recognized a pre-tax operating loss of $30.9 million in the first quarter of 2007, compared to earnings of $24.0 million in the first quarter of 2006. Results for the current period include claim reserve strengthening of $22.0 million resulting from changes in reserving methodology for a relatively small block of business (Transport Life) with a high concentration of policies with lifetime benefits and inflation riders. Results for the 2006 period include several adjustments to insurance liabilities that increased earnings by $14 million.

The Corporate Operations segment includes our investment advisory subsidiary and corporate expenses, including interest on corporate debt. Results for the current quarter include a charge of $4.0 million related to a legacy bankruptcy related litigation matter and an increase of $6.5 million to the reserve for the R-factor litigation matter tentatively settled in 2006. Results for the 2006 period included $8.9 million of costs related to the proposed litigation settlement.

Net realized losses of $13.7 million in 1Q07 included $8.7 million of impairment losses on those assets expected to be transferred at the closing of the aforementioned coinsurance agreement that were in an unrealized loss position at March 31, 2007.

Sales results
In addition to the sales of traditional products, Bankers Life, through a partnership with Coventry, distributes risk-share Medicare PDP and private-fee-for-service plan (PFFS) through their career agents.

At Bankers Life (career distribution), total sales in 1Q07 were a record $102.8 million, up 15% over 1Q06, reflecting strong growth in our life product line and PFFS sales through our partnership with Coventry. Partly offsetting these gains were lower annuity and medicare supplement sales.

At Conseco Insurance Group (independent distribution), total sales, including sales of PDP through Coventry, in 1Q07 were $21.0 million, down 13% from 1Q06 reflecting lower sales of PDP and Medicare Supplement, partly offset by higher sales of annuities and specified disease. Excluding PDP, CIG's sales rose 2% over 1Q06.

At Colonial Penn (direct distribution), total 1Q07 sales were $10.4 million, up 24% over 1Q06 as we continued the investment in our marketing efforts.







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
                                                                     Conseco (4)
                                                                     May 8, 2007

Conference Call
The company will host a conference call to discuss results at 10:00 a.m. Eastern Daylight Time on May 9, 2007. The webcast can be accessed through the Investors section of the company's website as follows: http://investor.conseco.com. Listeners should go to the website at least 15 minutes before the event to register and download any necessary audio software. During the call, we will be referring to a presentation that will be available Wednesday morning through the investors section of the company's website.

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

--------------------------------------------------------------------------------
(1) Management believes that an analysis of Net Income applicable to common stock before net realized investment gains or losses, net of related amortization and income taxes, ("Net Operating Income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because realized investment gains or losses can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net Operating Income to Net Income applicable to common stock is provided in the table on page 2.
(2) Management believes that an analysis of earnings before net realized investment gains (losses), corporate interest and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (i) corporate interest expense; and (ii) net realized investment gains (losses) that are unrelated to the company's underlying fundamentals. A reconciliation of EBIT to Net Income applicable to common stock is provided in the table on page 2.
(3) Measured by new annualized premium, which Includes 6% of annuity and 10% of single premium whole life deposits and 100% of all other premiums.
(4) The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. The corresponding GAAP measures for debt-to-total capital and book value per common share were 17.5% and $26.89, respectively, at March 31, 2007, and 17.5% and $26.58, respectively, at December 31, 2006.

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
                                                                    Conseco (5)
                                                                    May 8, 2007

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (ii) mortality, morbidity, usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (iii) changes in our assumptions related to the cost of policies produced or the value of policies inforce at the Effective Date; (iv) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems; (v) performance of our investments; (vi) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (vii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (viii) our ability to remediate the material weakness in internal controls over the actuarial reporting process that we identified at year-end 2006 and to maintain effective controls over financial reporting; (ix) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (x) our ability to achieve an upgrade of the financial strength ratings of our insurance company subsidiaries as well as the potential impact of rating downgrades on our business; (xi) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xiii) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the returns on and the market value of our investments, and the lapse rate and profitability of policies; and (xiv) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.


                                - Tables Follow -

                                                                    Conseco (6)
                                                                    May 8, 2007

                         CONSECO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)

                                                                                              March 31,        December 31,
                                                                                                2007               2006
                                                                                                ----               ----
                                                                                             (unaudited)
ASSETS
Investments:
     Actively managed fixed maturities at fair value (amortized cost:
       March 31, 2007 - $23,256.9; December 31, 2006 - $22,946.9).........................    $23,182.8         $22,802.9
     Equity securities at fair value (cost: March 31, 2007 - $28.5;
       December 31, 2006 - $23.9).........................................................         29.7              24.8
     Mortgage loans.......................................................................      1,665.0           1,642.2
     Policy loans.........................................................................        409.3             412.5
     Trading securities...................................................................        823.2             675.2
     Other invested assets ...............................................................        174.6             178.8
                                                                                              ---------         ---------
       Total investments..................................................................     26,284.6          25,736.4

Cash and cash equivalents:
     Unrestricted.........................................................................        271.8             385.9
     Restricted...........................................................................         21.5              24.0
Accrued investment income.................................................................        356.4             344.5
Value of policies inforce at the Effective Date...........................................      2,044.3           2,137.2
Cost of policies produced.................................................................      1,182.2           1,106.7
Reinsurance receivables...................................................................        860.5             850.8
Income tax assets, net....................................................................      1,772.1           1,786.9
Assets held in separate accounts..........................................................         28.7              28.9
Other assets..............................................................................        332.1             316.0
                                                                                              ---------         ---------

       Total assets.......................................................................    $33,154.2         $32,717.3
                                                                                              =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Liabilities for insurance products:
       Interest-sensitive products........................................................    $13,044.1         $13,018.0
       Traditional products...............................................................     12,175.1          12,094.1
       Claims payable and other policyholder funds........................................        848.0             832.3
       Liabilities related to separate accounts...........................................         28.7              28.9
     Other liabilities....................................................................        687.3             611.8
     Investment borrowings................................................................        647.7             418.3
     Notes payable - direct corporate obligations.........................................        999.3           1,000.8
                                                                                              ---------        ----------

         Total liabilities................................................................     28,430.2          28,004.2
                                                                                              ---------        ----------

Commitments and Contingencies

Shareholders' equity:
     Preferred stock......................................................................        667.8             667.8
     Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued
       and outstanding: March 31, 2007 - 150,845,158; December 31, 2006 - 152,165,108)....          1.5               1.5
     Additional paid-in capital...........................................................      3,455.1           3,473.2
     Accumulated other comprehensive loss.................................................        (41.8)            (72.6)
     Retained earnings....................................................................        641.4             643.2
                                                                                              ---------         ---------

       Total shareholders' equity.........................................................      4,724.0           4,713.1
                                                                                              ---------         ---------

       Total liabilities and shareholders' equity.........................................    $33,154.2         $32,717.3
                                                                                              =========         =========

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
                                                                    Conseco (7)
                                                                    May 8, 2007

                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)


                                                                     Three months ended
                                                                          March 31,
                                                                    --------------------
                                                                    2007            2006
                                                                    ----            ----
Revenues:
Insurance policy income.....................................      $  762.8       $  754.7
Net investment income:
     General account assets.................................         377.9          351.3
     Policyholder and reinsurer accounts and other
        special-purpose portfolios..........................           4.9           14.1
Net realized investment losses..............................         (34.9)          (3.1)
Fee revenue and other income................................           3.8            4.7
                                                                  --------       --------

       Total revenues.......................................       1,114.5        1,121.7
                                                                  --------       --------

Benefits and expenses:
Insurance policy benefits...................................         801.3          726.8
Interest expense............................................          23.6           16.4
Amortization................................................         116.2          118.6
Costs related to the proposed litigation settlement.........          13.0           17.7
Other operating costs and expenses..........................         144.2          141.1
                                                                  --------       --------

       Total benefits and expenses..........................       1,098.3        1,020.6
                                                                  --------       --------

       Income before income taxes...........................          16.2          101.1

Income tax expense on period income.........................           5.8           36.5
                                                                  --------       --------

       Net income...........................................          10.4           64.6

Preferred stock dividends...................................           9.5            9.5
                                                                  --------       --------

       Net income applicable to common stock................      $     .9       $   55.1
                                                                  ========       ========

Earnings per common share:
   Basic:
     Weighted average shares outstanding....................   150,936,000    151,521,000
                                                               ===========    ===========

     Net income                                                $       .01    $       .36
                                                               ===========    ===========

   Diluted:
     Weighted average shares outstanding....................   151,067,000    183,541,000
                                                               ===========    ===========

     Net income.............................................   $       .01    $       .35
                                                               ===========    ===========

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
                                                                    Conseco (8)
                                                                    May 8, 2007

                         CONSECO, INC. AND SUBSIDIARIES
                               COLLECTED PREMIUMS
                              (Dollars in millions)

                                                                                                   Three months ended
                                                                                                        March 31,
                                                                                                  2007             2006
                                                                                                  ----             ----
Bankers Life segment:
  Annuity...............................................................................         $212.2            $233.4
  Supplemental health...................................................................          373.4             322.9
  Life..................................................................................           48.1              43.2
                                                                                                 ------            ------
  Total collected premiums..............................................................         $633.7            $599.5
                                                                                                 ======            ======
Conseco Insurance Group segment:
  Annuity...............................................................................         $120.1            $ 36.2
  Supplemental health...................................................................          154.2             159.6
  Life..................................................................................           77.2              84.1
                                                                                                 ------            -------
  Total collected premiums..............................................................         $351.5            $279.9
                                                                                                 ======            ======
Colonial Penn segment:
  Life..................................................................................         $ 26.7            $ 23.4
  Supplemental health...................................................................            2.6               3.0
                                                                                                 ------            ------
  Total collected premiums..............................................................         $ 29.3            $ 26.4
                                                                                                 ======            ======
Other Business in Run-off segment:
  Long-term care........................................................................         $ 80.6            $ 87.3
  Major medical.........................................................................             .6               1.1
                                                                                                 ------            ------
  Total collected premiums..............................................................         $ 81.2            $ 88.4
                                                                                                 ======            ======

          BENEFIT RATIOS ON MAJOR SUPPLEMENTAL HEALTH LINES OF BUSINESS

                                                                                                   Three Months Ended
                                                                                                        March 31,
                                                                                                -----------------------
                                                                                                2007               2006
                                                                                                ----               ----
Bankers Life segment:
Medicare Supplement:
  Earned premium........................................................................    $174 million     $165 million
  Benefit ratio(a)......................................................................           66.6%            68.1%
Long-Term Care:
  Earned premium........................................................................    $153 million     $143 million
  Benefit ratio(a)......................................................................          104.3%            96.5%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           73.8%            66.9%
Conseco Insurance Group (CIG) segment:
Medicare Supplement:
  Earned premium........................................................................     $60 million      $68 million
  Benefit ratio(a)......................................................................           66.9%            60.3%
Specified Disease:
  Earned premium........................................................................     $90 million      $90 million
  Benefit ratio(a)......................................................................           53.2%            77.5%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           20.4%            45.9%
Other Business in Run-off segment:
  Earned premium........................................................................     $80 million      $89 million
  Benefit ratio(a)......................................................................          163.5%            94.8%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................          105.3%            45.1%

-------------------------------------------------------------------------------------
(a)  The benefit ratio is calculated by dividing the related product's insurance policy benefits by insurance policy income.
(b)  The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy
     (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.


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